Exhibit 10.4



                      All references herein to the Bank, Central Bank or Central Bank of the South refer to Compass Bank.

                              --------------------------------------------------
                              FILE
                              UNDER:
                              --------------------------------------------------
                                             , ALABAMA      $
                              --------------------------------------------------
                                                            LOAN
                                             ,19            OFFICER
                              --------------------------------------------------

CENTRAL BANK [LOGO]

                                 PROMISSORY NOTE

1.    Promise to Pay

      FOR VALUE RECEIVED, this the 20 day of April, 1994, the undersigned, jointly and severally, if more than one (herein, the "Borrower", whether one or more), promise to pay to the order of COMPASS BANK (herein called "Bank", or Bank and any subsequent holder hereof, as applicable, are referred to as the "Holder"), at the Bank's office or at such other place as Holder may designate from time to time without grace and in lawful money of the United States of America, the principal sum of FIVE HUNDRED FIFTY THOUSAND and 00/100 Dollars ($550,000.00), (or if there is more than one advance hereunder, the aggregate principal amount of all advances by Holder to Borrower pursuant to this Note), together with interest thereon, all as evidenced by the records of Holder. Borrower promises to pay principal and interest as set forth in Sections 2 and 3 below. Unless otherwise elected by Holder, all payments shall be applied as billed by Holder, and if not billed, then first to late and other charges, if any, payable hereunder or under any Loan Document, then to interest and then to principal.

2. Payment of Principal (2.4 relates to principal and interest) Principal shall be paid as follows: (check one)

      2.1   |_| On demand.

      2.2   |_| ____________ after the date hereof, due on _________, 19__.

      2.3 |_| Principal payments shall be made in _________ consecutive _______________ installments of $______________ each, commencing
            _________________, 19__, and a final installment equal to the total unpaid principal, interest and charges, due and payable in full on _______________, which date shall be the maturity date of this Note.

      2.4 |X| Principal and interest payments shall be made in 59 consecutive monthly installments of $4,715.82 each, based on a 180 month amortization schedule, commencing May 20, 1994, and a final installment equal to the total unpaid principal, interest and charges due and payable in full on April 20, 2009, which date shall be the maturity date of this Note.,

3.    Interest, Payment of Interest

      Interest from date on the outstanding unpaid principal balance shall be calculated by multiplying the product of the principal amount and the applicable rate set forth herein by the actual number of days elapsed, and dividing by 360. "Central Bank Prime", as used herein, is a reference rate established by the Bank for use in computing and adjusting interest, is subject to increase, decrease or change at the Bank's discretion, and is only one of the reference rates or indices that the Bank uses. The Bank may lend to others at rates of interest at, or greater or less than, Central Bank Prime or the rate provided herein. In no event shall the rate of interest calculated hereunder exceed the maximum amount allowed by law. Any principal amounts outstanding hereunder after maturity shall continue to bear interest at the rate, and calculated in the manner, set forth herein. The applicable rate hereunder shall be determined and paid as follows (check one):

      3.1 |_| The applicable rate shall be ________%. Interest shall be billed and paid __________________________________.

      3.2 |X| The applicable rate shall be equal to Central Bank Prime from time to time prevailing at Bank. In no event shall the applicable rate exceed 99% or be less than 4%. Any change in said rate resulting from a change in Central Bank Prime shall take effect immediately. Interest shall be billed and paid monthly as provided in 2.4 above.

      3.3 |_| The applicable rate shall be equal to ________ percentage points above Central Bank Prime from time to time prevailing Bank. The applicable rate is subject to adjustment in accordance with the provisions of this Section 3.3 based on the formula set forth below, relating (i) the average net usable funds of the non-interest bearing deposit balances maintained during the preceding _______ months ("Averaging Period") by Borrower with Bank to (ii) the Borrower's average outstanding loan balance during the Average Period (herein "Compensation"). The Averaging Period may not be the immediate preceding _______ month period because of time needed for computational purposes. Any change in the applicable rate resulting from a change in Central Bank Prime shall take effect
            ____________________________.

            Interest shall be billed and paid ______________________________. As used herein, the term "net usable funds" shall mean the investable, collected funds held by Bank after deducting the reserve requirements imposed upon Bank and Bank's standard service charges and other actual charges incurred by Bank with respect to the account(s). Collected funds are determined and calculated based on the then current Federal Reserve Bank availability schedules, and, if not covered thereby, when actually collected. The average net usable funds shall be reviewed monthly, at which time the applicable rate will be adjusted in increments of 1/2 (.50) percentage points, based on Central Bank Prime on the last day of the Averaging Period pursuant to the following formula. No reduction shall be applicable when Central Bank Prime on the last day of the Averaging Period is less than 5%.

        Central Bank Prime         Compensation Required To           Central Bank Prime        Compensation Required To
      on the Last Day of the       Reduce Applicable Rate           on the Last Day of the      Reduce Applicable Rate
        Averaging Period           by 1/2 Percentage Point              Averaging Period         by 1/2 Percentage Point
      ----------------------       -------------------------        ----------------------      ------------------------
              5% to 5.9%                    14%                       12% to 12.9%                       5%
              6% to 6.9%                    11%                       13% to 14.9%                       4.5%
              7% to 7.9%                     9%                       15% to 16.9%                       4%
              8% to 8.9%                     8%                       17% to 18.9%                       3.5%
              9% to 9.9%                     7%                       Greater than 19%                   3%
              10% to 11.9%                   6%

            A minimum of $__________________ in average net usable funds is required to qualify for any reduction to the applicable rate. If the greater of (i) this minimum amount, or (ii) an amount of compensation sufficient to qualify for a 1/2 percentage point rate reduction has not been satisfied for any three (3) consecutive monthly review periods, the Bank shall have no further obligations to make such reviews, and the Borrower thereafter shall not be entitled to any reduction to the applicable rate.

            Rate floor and ceiling

            (a)   |_| In no event shall the applicable rate under this Section
                  3.3 exceed ____________% or be less than ______________%. If a minimum of $___________ in average net usable funds is not maintained for three (3) consecutive monthly reviews, thereafter the provisions of paragraph (b) below shall apply in lieu of the provisions of this paragraph (a).

            (b)   |_| In no event shall the applicable rate under this Section
                  3.3 exceed _________% or be less than the greater of __________ percentage points ______________ Central Bank Prime or __________%.

      3.4 |_| If checked, see Addendum 1 for applicable interest formula and payment of interest.

4.    Security

      (Check and complete applicable options) Borrower has given Bank:

      4.1 |_| title to and a security interest under the Uniform Commercial Code of Alabama or other state, as applicable, in the collateral described in the separate security agreement(s) ("Security Agreement");

      4.2 |X| a mortgage on, or deed of trust, deed to secure debt, or other lien or interest in real property and improvements ("Mortgage")

      4.3   |_| ______________________________________________________________

      The Security Agreement, Mortgage, loan agreement and any other Loan Document evidencing, securing or guaranteeing all or any part of the indebtedness hereunder are sometimes collectively referred to as "Loan Documents". Borrower acknowledges having read and understood the Holder's rights under such separate agreements. References to the Loan Documents and to such other agreements shall not affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Note when due.

      To the extent permitted by applicable law, Holder may, but shall not be required to, apply to or set off against any amount owed under this Note, without notice to Borrower, any funds, credit or property held by, in transit to or in possession of, Holder for the account of any Borrower.

5.    Purpose of Loan

      The purpose of the loan is: to refinance existing indebtedness. The Borrower represents and warrants to the Bank that this transaction is exclusively for the business purposes of the Borrower.

6.    Prepayment

      Prepayments may result in an early maturity date. (check one)

      |X| This Note may be prepaid in whole or in part at any time without a prepayment charge.

      |_|   This Note may be prepaid __________________________________________
            __________________________________________________________________.

      Section 7, 8, 9 & 10 appearing on the reverse side are a part of this Note.

      CAUTION - IT IS IMPORTANT THAT YOU THOROUGHLY READ THE CONTRACT BEFORE YOU SIGN IT.

      1301 N. FORTH AVENUE                         EAGLE SUPPLY, INC.
- ---------------------------------------            -----------------------------
           Address
      TAMPA, FLORIDA  33605                        By /s/              , as V.P.
- ---------------------------------------            -----------------------------
                                                        Its Vice President
                         (813) 248-4911
- ----------------------------------------           -----------------------------
S.S. No or TAX I.D. No.    Phone Number

                                        All references herein to Central Bank or Central Bank of the South are references to Compass Bank.

CENTRAL BANK [LOGO]

                                                    FUTURE ADVANCE MORTGAGE,
                                                 ASSIGNMENT OR RENTS AND LEASES
                                                    AND SECURITY AGREMENTS
                                                            (ALABAMA)

STATE OF ALABAMA

COUNTY OF JEFFERSON

      THIS INDENTURE (herein this "Mortgage") made this 20th day of April, 1994, between EAGLE SUPPLY, INC., a ____________________________ (hereinafter called the "Borrower", whether one or more), Mortgagor, and COMPASS BANK (hereinafter called "Bank"), Mortgagee.

THIS MORTGAGE IS FILED AS, AND SHALL CONSTITUTE A FIXTURE FILING IN ACCORDANCE WITH THE PROVISIONS OF SECTION 7-9-402(6) OF THE CODE OF ALABAMA.

check if    |_|   THIS MORTGAGE IS A "CONSTRUCTION MORTGAGE" AS DEFINED IN
applicable        SECTION 7-9-313(1)(C) OF THE CODE OF ALABAMA, AND SECURES,
                  AMOUNT OTHER OBLIGATIONS, AN OBLIGATION INCURRED FOR THE
                  CONSTRUCTION OF AN IMPROVEMENT OF LAND

                                   WITNESSETH:

      WHEREAS, Borrower is justly indebted to Bank on a loan in the principal sum of Five Hundred Fifty Thousand AND 00/100 DOLLARS ($550,000.00) (the "Loan"), or so much as may from time to time be disbursed thereunder, as evidenced by a promissory note dated April, 1994, payable to Bank with interest thereon (the "Note") as follows:

check if    |_|   On _____________, ___________ or such earlier maturity date as
applicable        provided in the Note or as provided in any Loan Document as defined below;

                  If not checked above, then on demand or as otherwise provided in the Note; and

      WHEREAS, Borrower may hereafter become indebted to Bank or to a subsequent holder of this Mortgage on loans or otherwise (the Bank and any subsequent holder of this Mortgage being referred to herein as "Lender"); and

      WHEREAS, the parties desire to secure the principal amount of the Note with interest, and all renewals, extensions and modifications thereof, and all refinancings of any part of the Note.

      NOW, THERFORE, the Borrower, in consideration of making the Loan, and to secure the prompt payment of same, with the interest thereon, and any extensions, renewals, modifications and refinancings of same, and any charges herein incurred by Lender on account of Borrower, including but not limited to attorney's fees, and any and all Other Indebtedness as set forth above, and further to secure the performance of the covenants, conditions and agreements hereinafter set forth and set forth in the Note and set forth in all other documents evidencing, securing or executed in connection with the Loan, including, when executed, a loan agreement (the "Loan Documents"), and as may be set forth in instruments evidencing or securing Other Indebtedness (the "Other Indebtedness Instruments") has bargained and sold and does hereby grant, bargain, sell, alien and convey unto the Lender, its successors and assigns, the following described land, real estate, estates, buildings, improvements, fixtures, furniture, and personal property (which together with any additional such property in the possession of the Lender or hereafter acquired by the Borrower and subject to the lien of this Mortgage, or intended to be so, as the same may be constituted from time to time is hereinafter sometimes referred to as the "Mortgaged Property") to-wit:

      (a) All that tract or parcel or parcels of land and estates particularly described in Exhibit A attached hereto and made a part hereof (the "Land");

      (b) All buildings, structures, and improvements of every nature whatsoever nor or hereafter situated on the Land, and all fixtures and fittings, building materials, machinery and equipment that constitute fixtures whatsoever now or hereafter owned by the Borrower and used or intended to be used in connection with or with the operation of said property, buildings, structures or other improvements, including all extensions, additions, improvements, betterments, renewals, substitutions, replacements and accessions to any of the foregoing, whether such fixtures, fittings, building materials, machinery, equipment, are actually located on or adjacent to the Land or not and whether in storage or otherwise wheresoever the same may be located;

      (c) Together with all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, leases, subleases, licenses, rights, titles, interest, privileges, liabilities, tenements, hereditaments, and appurtenances whatsoever, in any way belonging, relating or appertaining to any of the property hereinabove described, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by the Borrower, and

- --------------------------------------------------------------------------------
     LOAN NO.________________      THIS INSTRUMENT ________________________
                                   PREPARED BY:    ________________________
                                                   ________________________
____ /33-2265 (5/89)                               ________________________

- --------------------------------------------------------------------------------
            the reversion and reversions, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of the Borrower of, in and to the same, including but not limited to:

            (i) All rents, royalties, profits, issues and revenues of the Mortgaged Property from time to time accruing, whether under leases or tenancies now existing or hereafter created; and

            (ii) All judgments, awards of damages and settlements hereafter made resulting from condemnation proceedings of the taking of the Mortgaged Property or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the Mortgaged Property or the improvements thereon or any part thereof, or to any rights appurtenant thereto, including any award for change of grade or streets. Lender is hereby authorized on behalf of and in the name of Borrower to execute and deliver valid acquittances for, and appeal from, any such judgments or awards. Lender may apply all such sums or any part thereof so received, after the payment of all its expenses, including costs and attorneys' fees, on any of the indebtedness secured hereby in such manner as it elects or, at its option, the entire amount or any part thereof so received may be released.

      (d) All cash proceeds and all products of any of the foregoing items or types of property described in (a), (b) or (c) above, including, but not limited to, all insurance, contract and tort proceeds and claims.

      TO HAVE AND TO HOLD the Mortgaged Property and all parts thereof unto the Lender, its successors and assigns forever, subject however to the terms and conditions herein;

      PROVIDED HOWEVER, that these presents are upon the condition that, if the Borrower shall fully pay or cause to be fully paid to the Lender the principal and interest payable in respect to the Note, and any extensions, renewals, modifications and refinancings of same, at the times and in the manner stipulated therein and herein, all without any deduction or credit for taxes or other similar charges paid by the Borrower, and shall pay all charges incurred herein by Lender on account of Borrower, including, but not limited to, attorneys' fees, and shall pay any and all Other Indebtedness, and shall keep, perform and observe all and singular the covenants, conditions and agreements in this Mortgage, in the Note, in the Loan Documents, and in the Other Indebtedness Instruments expressed to be kept, performed, and observed by or on the part of the Borrower, all without fraud or delay, then this Mortgage, and all the properties, interest and rights hereby granted, bargained, sold and conveyed shall cease, terminate and be void, but shall otherwise remain in full force and effect.

      AND the Borrower further represents, warrants, covenants and agrees with the Lender as follows:

                                    ARTICLE I
                                     GENERAL

      1.01 Performance of Mortgage, Note and Loan Documents. The Borrower shall perform, observe and comply with all provisions hereof, and of the Note, and of the Loan Documents, and of the Other Indebtedness Instruments, and shall duly and punctually pay to the Lender the sum of money expressed in the Note, with interest thereon,, and all other sums required to be paid by the Borrower pursuant to the provisions of this Mortgage, of the Note, of the Loan Documents, and of the Other Indebtedness Instruments, all without any deductions or credit for taxes or other similar charges paid by the Borrower.

      1.02 Warranty of Title. Borrower hereby warrants that, subject to any exceptions described on Exhibit A, it is lawfully seized of an indefeasible estate in fee simple in the land and real property hereby Mortgaged, or is lawfully seized of such other estate or interest as is described on Exhibit A hereto, and has good and absolute title to all existing personal property hereby granted as security, and has good right, full power and lawful authority to sell, convey, mortgage and grant a security interest in the same in the manner and form aforesaid; that the same is free and clear of all grants, reservations, security interests, liens, charges, and encumbrances whatsoever, including, as to the personal property and fixtures, conditional sales contracts, chattel mortgages, security agreements, financing statements, and anything of a similar nature, and that Borrower shall and will warrant and forever defend the title thereto and the quite use and enjoyment thereof unto the Lender, its successors and assigns, against the lawful claims of all persons whomsoever.

      1.03 Further Advances, Revolving and Open-End Loans, and Other Debts. It is expressly understood that this Mortgage is intended to and does secure not only the Loan, but also future advances and any and all Other Indebtedness, obligations and liabilities, direct or contingent, of the Borrower to the Lender, whether now existing or hereafter arising, and any and all extensions, renewals, modifications and refinancings of same, of any part thereof, existing at any time before actual cancellation of this instrument on the probate records of the county or counties where the Mortgaged Property is located, and whether the same be evidenced by note, open account, assignment, endorsement, guaranty, pledge or otherwise. The Loan and the Other Indebtedness may, if provided in the applicable loan instruments, provide for revolving or open-end loans and advances, all of which shall be secured by this Mortgage.

      1.05 Other Taxes, Utilities and Liens.


      (a) The Borrower shall pay promptly, when and as due, and, if requested, will exhibit promptly to the Lender receipts for the payment of all taxes, assessments, water rates, utility charges, dues, charges, fines, penalties, costs and other expenses incurred, and impositions of every nature whatsoever imposed, levied or assessed or to be imposed, levied or assessed upon or against the Mortgaged Property or any part thereof or upon the revenues, rents, issues and profits of the Mortgaged Property or arising in respect of the occupancy, use or possession thereof, or upon the interest of the Lender in the Mortgaged Property (other than any of the same for which provisions has been made in paragraph 1.04 of this Article I), or any charge which, if unpaid, would become a lien or charge upon the Mortgaged Property.


      (b) The Borrower promptly shall pay and shall not suffer any mechanic's, laborer's, statutory or other lien to be created or to remain outstanding upon any of the Mortgaged Property.


      (c) In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of mortgages or debts secured by mortgages or the manner of collecting taxes, then Borrower immediately shall pay any increased taxes if allowed by law, and if Borrower fails to pay such additional taxes, or if Borrower is prohibited from paying such taxes, or if Lender in any way is adversely affected by such law, order, rule or regulation, then in any of such events, all indebtedness secured by this Mortgage and all interest accrued thereon shall without notice become due and payable forthwith at the option of the Lender.


      1.06 Insurance.

      (a) The Borrower shall procure for, deliver to, and maintain for the benefit of the Lender during the terms of this Mortgage insurance policies in such amounts as the Lender shall require, insuring the Mortgaged Property against fire, extended coverage, war damage (if available), and such other insurable hazards, casualties and contingencies as the Lender may require. The form of such policies and the companies issuing them shall be acceptable to the Lender, and, unless otherwise agreed by the Lender in writing, shall provide for coverage without coinsurance or deductibles. All policies shall contain a New York standard, non-contributory mortgage endorsement making losses payable to the Lender, as mortgagee. At least fifteen (15) days prior to the expiration date of all such policies, renewals thereof satisfactory to the Lender shall be delivered to the Lender. The Borrower shall deliver to the Lender receipts evidencing the payment of all such insurance policies and renewals. In the event of the foreclosure of this Mortgage or any transfer of title to the Mortgaged Property in partial or full extinguishment of the indebtedness secured hereby, all right, title and interest of the Borrower, or its assigns, in and to all insurance policies then in force shall pass to the purchase or grantee.


      (b) The Lender is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies on the Mortgaged Property, and to collect and receive the proceeds from any such policy or policies. Each insurance company is hereby authorized and directed to make payment for all such losses directly to the Lender instead of to the Borrower and Lender jointly. After deducting from said insurance proceeds any expenses incurred by Lender in the collection or handling of said funds, the Lender may apply the net proceeds, at its option, either toward repairing or restoring the improvements on the Mortgaged Property, or as a credit on any portion of the Borrower's indebtedness selected by Lender, whether then matured or to mature in the future, or at the option of the Lender, such sums either wholly or in part may be used to repair such improvements, or to build new improvements in their place or for any other purpose and in a manner satisfactory to the Lender, all without affecting the lien of this Mortgage for the full amount secured hereby before such payment took place. Lender shall not be liable to Borrower or otherwise responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.


      1.07 Condemnation. If all or any part of the Mortgaged Property shall be damaged or taken through condemnation (which term when used in this Mortgage shall include any damage or taking by any governmental or private authority, and any transfer by private sale in lieu thereof), either temporarily or permanently, the entire indebtedness secured hereby shall at the option of the Lender become immediately due and payable. The Lender shall be entitled to all compensation, awards, and other payments or relief for any condemnation and is hereby authorized, at its option, to commence, appear in and prosecute, in its own or the Borrower's name, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith. All such compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by the Borrower to the Lender, which, after deducting therefrom all its expenses, including attorneys' fees, may release any moneys so received by it without affecting the lien of this Mortgage or may apply the same in such manner as the Lender shall determine to the reduction of the indebtedness secured hereby, and any balance of such moneys then remaining shall be paid to the Borrower. The Borrower agrees to execute such further assignments of any compensations, awards, damages, claims, rights of action and proceeds as the Lender may require. The Borrower shall promptly notify the Lender in the event of the institution of any condemnation or eminent domain proceeding or in the event of any threat thereof. The Lender shall be entitled to retain, at the expense of Borrower, its own legal counsel in connection with any such proceedings or threatened proceedings. Lender shall be under no obligation to the Borrower or to any other person to determine the sufficiency or legality of any condemnation award and may accept any such award without question or further inquiry.

      1.08 Care of the Property.

      (a) The Borrower will preserve and maintain the Mortgaged Property in good condition and repair, and will not commit or suffer any waste and will not do or suffer to be done anything which will increase the risk of fire or other hazard to the Mortgaged Property or any part thereof.

      (b) Except as otherwise provided herein, no buildings, fixtures, personal property, or other part of the Mortgaged Property shall be removed, demolished or substantially altered without the prior written consent of the Lender.

      (c) If the Mortgaged Property or any part thereof is damaged by fire or any other cause, the Borrower will give immediate written notice of the same to the Lender.

      (d) The Lender is hereby authorized to enter upon and inspect the Mortgaged Property, and to inspect the Borrower's or Borrower's agent's records with respect to the ownership, use, management and operation of the Mortgaged Property, at any time during normal business hours.

      (e) The Borrower will promptly comply with all present and future laws, ordinances, rules, regulations, orders and decrees of any governmental authority affecting the Mortgaged Property or any part thereof.

      (f) If all or any part of the Mortgaged Property shall be damaged by fire or other casualty, the Borrower will promptly restore the Mortgaged Property to the equivalent of its original condition, regardless of whether or not there shall be any insurance proceeds therefor; provided, however, that if there are insurance proceeds, the Borrower shall not be required to restore the Mortgaged Property as aforesaid unless the Lender shall apply any net proceeds from the casualty in question and held by Lender, as allowed under Paragraph 1.06, toward restoring the damaged improvements. If a part of the Mortgaged Property shall be physically damaged through condemnation, the Borrower will promptly restore, repair or alter the remaining property in a manner satisfactory to the Lender; provided, however, that if there are condemnation proceeds or awards, the Borrower shall not be required to store the Mortgaged Property as aforesaid unless the Lender shall apply any net proceeds or awards from the condemnation and held by Lender, as provided in Paragraph 1.07, toward restoring the damaged improvements.

      1.09 Further Assurances; After-Acquired Property.

      (a) At any time, and from time to time, upon request by the Lender, the Borrower, at Borrower's expense, will make, execute and deliver or cause to be made, executed and delivered to the Lender and, where appropriate, to cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time and in such offices and places as shall be deemed desirable by the Lender any and all such other and further mortgages, instruments of further assurance, certificates and other documents as may, in the opinion of the Lender, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve the obligation of the Borrower under the Note and this Mortgage, and the priority of this Mortgage as a first and prior lien upon all of the Mortgaged Property, whether now owned or hereafter acquired by the Borrower. Upon any failure by the Borrower so to do, the Lender may make, execute, and record any and all such mortgages, instruments, certificates, and documents for and in the name of the Borrower and the Borrower hereby irrevocably appoints the Lender the agent and attorney-in-fact of the Borrower so to do. The lien and rights hereunder automatically will attach, without further act, to all after-acquired property (except consumer goods, other than accessions, not acquired within ten (10) days after the Lender has given value under the Note) attached to and/or used in the operation of the Mortgaged Property or any part thereof.

      (b) Without limitation to the generality of the other provisions of this Mortgage, including subparagraph (a) of this Paragraph 1.09, it hereby expressly is covenanted, agreed and acknowledged that the lien and rights hereunder automatically will attach to any further, greater, additional, or different estate, rights, titles or interests in or to any of the Mortgaged Property at any time acquired by the Borrower by whatsoever means, including that in the event that the Borrower is the owner of an estate or interest in the Mortgaged Property or any part thereof (such, as for example, as the lessee or tenant) other than as the fee simple owner thereof, and prior to the satisfaction of record of this Mortgage the Borrower obtains or otherwise acquired such fee simple or other estate, then such further, greater, additional, or different estate in the Mortgaged Property, or a part thereof, shall automatically, and without any further action or filing or recording on the part of the Borrower or the Lender or any other person or entity, be and become subject to this Mortgage and the lien hereof. In consideration of Lender making the Loan as aforesaid, and to secure the same indebtedness and obligations set forth above, Borrower hereby grants, bargains, sells and conveys to Lender, on the same terms as set forth in this Mortgage and intended to be a part hereof, all such after-acquired property and estates.

      1.10 Applicable of Funds; Default. On an Event of Default, the Lender may, in addition to any other rights provided by this Mortgage or any other of the Loan Documents, but shall not be obligated to, apply to the payment of the Note or Other Indebtedness secured hereby, and in such manner as the Lender may determine, any such monies, securities or other property of the Borrower held or controlled by the Lender. No such application of funds shall, unless otherwise expressly agreed by the Lender in writing, reduce, alter, delay or otherwise affect any regularly schedules payment with respect to the Note or such Other Indebtedness or obligations.

      1.11 Leases Affecting Mortgaged Property. The Borrower shall comply with and observe its obligations as landlord or tenant under all leases affecting the Mortgaged Property or any part thereof. If requested by Lender, Borrower will furnish Lender with executed copies of all leases now or hereafter created on the Mortgaged Property; and all leases nor or hereafter entered into will be in form and substance subject to the approval of Lender. Borrower will not accept payment of rent more than one (1) month in advance without the express written consent of Lender. If requested by the Lender, the Borrower will execute and deliver to Lender, as additional security, such other documents as may be requested by Lender to further evidence the assignment to Lender hereunder, and to assign any and all such leases whether now existing or hereafter created, including, without limitation, all rents, royalties, issues and profits of the Mortgaged Property from time to time accruing. The Borrower shall not cancel, surrender or modify any lease affecting the Mortgaged Property or any part thereof without the written consent of the Lender.

      1.12 Expenses. The Borrower will pay or reimburse the Lender for all reasonable attorneys' fees, costs and expenses incurred by the Lender in connection with the collection of the indebtedness secured hereby or the enforcement of any rights or remedies provided for in its Mortgage, in any of the Loan Documents or the Other Indebtedness Instruments, or as may otherwise be provided by law, or incurred by Lender in any proceeding involving the estate of a decedent or an insolvent, or in any action, proceeding or dispute of any kind in which the Lender is made a party, or appears as party plaintiff or defendant, affecting this Mortgage, the Note, any of the Loan Documents, any of the Other Indebtedness Instruments, Borrower or the Mortgaged Property, including but not limited to the foreclosure of this Mortgage, any condemnation action involving the Mortgaged Property, any environmental condition of or affecting the Mortgaged Property, or any action to protect the security hereof; and any such amounts paid or incurred by the Lender shall be added to the indebtedness secured hereby and shall be further secured by this Mortgage.


      1.13 Performance by Lender of Defaults by Borrower. If the Borrower shall default in the payment of any tax, lien, assessment or charge levied or assessed against the Mortgaged Property, or otherwise described in Paragraphs 1.04 and
1.05 hereof; in the payment of any utility charge, whether public or private; in the payment of insurance premiums; in the procurement of insurance coverage and the delivery of the insurance policies required hereunder; or in the performance or observance of any other covenant, condition or term of this Mortgage, of the Note, of any of the Loan Documents, or of any of the Other Indebtedness Instruments, then the Lender, at its option, may perform or observe the same; and all payments made for costs or expenses incurred by the Lender in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by the Borrower to the Lender with interest thereon calculated in the manner and at the rate set forth in the Note, plus two percentage points (2%). The Lender shall be the sole judge of the legality, validity and priority of any such tax, lien, assessment, charge, claim and premium, of the necessity for any such actions and of the amount necessary to be paid in satisfaction thereof. The Lender is hereby empowered to enter and to authorize others to enter upon the Mortgaged Property or any part thereof for the purpose of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to the Borrower or any person in possession holding under the Borrower for trespass or otherwise.


      1.15 Estoppel Affidavits. The Borrower within ten (10) days after written request from the Lender shall furnish a written statement, duly acknowledged, setting forth the unpaid principal of an interest on the Note and Other Indebtedness and whether or not any offsets or defenses exist against any principal and interest.


      1.16 Alienation or Sale or Mortgaged Property. The Borrower shall not sell, assign, mortgage, encumber, grant a security interest in or otherwise convey all or any part of the Mortgaged Property, or any of the rents thereof, without obtaining the express written consent of the Lender at least thirty (30) days prior to such conveyance. If Borrower should sell, assign, mortgage, encumber, grant a security interest in or convey all, or any part of, the Mortgaged Property, or any of the rents thereof, without such consent by Lender, then, in such event, the entire balance of the indebtedness (including the Loan and all Other Indebtedness) secured by this Mortgage and all interest accrued thereon (or such parts as Lender may elect) shall without notice become due and payable forthwith at the option of the Lender.


      1.17 Environmental Matters. Borrower represents, warrants and covenants as follows:


      (a) No Hazardous Materials (hereinafter defined) have been, are, or will be while any part of the indebtedness secured this Mortgage remains unpaid, contained in, treated, stored, handled, located on, discharged from, or disposed of on, or constitute a part of, the Mortgaged Property. As used herein, the term "Hazardous Materials" include without limitation, any asbestos, urea formaldehyde foam insulation, flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related or unrelated substances or materials defined, regulated, controlled, limited or prohibited in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (CERCLA), as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act (RCRA), as amended (42 U.S.C. Sections 6901, et seq.), the Clean Water Act, as amended (33 U.S.C. Sections 1251, et seq.), the Clean Air Act, as amended (42 U.S.C. Sections 7401, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.), and in the rules and regulations adopted and publications promulgated pursuant thereto, and in the rules and regulations of the Occupational Safety and Health Administration (OSHA) pertaining to occupational exposure to asbestos, as amended, or in any other federal, state or local environmental law, ordinance, rule, or regulation now or hereafter in effect;


      (b) No underground storage tanks, whether in use or not in use, are located in, on or under any part of the Mortgaged Property;

      (c) All of the Mortgaged Property complies and will comply in all respects with applicable environmental laws, rules, regulations, and court or administrative orders;

      (d) There are no pending claims or threats of claims by private or governmental or administrative authorities relating to environmental impairment, conditions, or regulatory requirements with respect to the Mortgaged Property; and

      (e) Borrower shall give immediate oral and written notice to Bank of its receipt of any notice of a violation of any law, rule or regulation covered by this Paragraph 1.17, or of any notice of other claim relating to the environmental condition of the Mortgaged Property, or of its discovery of any matter which would make the representations, warranties and/or covenants herein to be inaccurate or misleading in any respect.

      Borrower hereby agrees to indemnify and hold Lender harmless from all loss, cost, damage, claim and expense incurred by Lender on account of (i) the violation of any representation, warranty or covenant set forth in this Paragraph 1.17, (ii) Borrower's failure to perform any obligations of this Paragraph 1.17, (iii) Borrower's or the Mortgaged Property's failure to fully comply with all environmental laws, rules and regulations, or with all occupational health and safety laws, rules and regulations, or (iv) any other matter related to environmental conditions on, under or affecting the Mortgaged Property. This indemnification shall survive the closing of the Loan, payment of the Loan, the exercise of any right or remedy under any Loan Document, any subsequent sale or transfer of the Mortgaged Property, and all similar or related events or occurrences.

                                   ARTICLE II
                         ASSIGNMENT OF RENTS AND LEASES

      2.01 Assignment. Borrower, in consideration of Lender's making the Loan as aforesaid and for other good and valuable consideration, and to secure the prompt payment of same, with the interest thereon, and any extensions, renewals, modifications and refinancings of same, and any charges herein incurred by Lender on account of Borrower, including but not limited to attorneys' fees, and any and all Other Indebtedness, and further to secure the performance of the covenants, conditions and agreements hereinafter set forth and set forth in the Note, in the Loan Documents, and in the Other Indebtedness Instruments, does hereby sell, assign and transfer unto the Lender all leases and subleases of all or part of the Mortgaged Property, including without limitation those certain leases, if any, specifically described on an exhibit to this Mortgage, and all the rents, issues and profits now due and which may hereafter become due under or by virtue of any such lease, whether written or verbal, or any letting of, or of any agreement for the use or occupancy of the Mortgaged Property or any part thereof, which may have been heretofore or may be hereafter made or agreed to or which may be made or agreed to by the Lender under the powers herein granted, it being the intention of the parties to hereby establish an absolute transfer and assignment of all the said leases, subleases and agreements, and all the avails thereof, to the Lender, and the Borrower does hereby appoint irrevocably the Lender its true and lawful attorney in its name and stead (with or without taking possession of the aforesaid Mortgaged Property as hereinafter provided), to rent, lease or let all or any portion of the Mortgaged Property to any party or parties at such rental and upon such term, in its discretion as it may determine, and to collect all of said avails, rents, issues and profits arising from or accruing at any time hereafter, and all now due, or that may hereafter become due under each and all of the leases, subleases and agreements, written or verbal, or other tenancy existing or which may hereafter exist on the Mortgaged Property, with the same rights and powers and subject to the same immunities, exoneration of liability and rights of recourse and indemnity as the Lender would have upon taking possession of the Mortgaged Property pursuant to the provisions hereinafter set forth.

      2.02. Prepayment of Rent. The Borrower represents and agrees that no rent has been or will be paid by any person in possession of any portion of the Mortgaged Property for more than one installment in advance and that the payment of none of the rents to accrue for any portion of said Mortgaged of said Mortgaged Property has been or will be waived, released, reduced, or discounted, or otherwise discharged or compromised by the Borrower. The Borrower waives any right of setoff against any person in possession of any portion of the Mortgaged Property. The Borrower agrees that it will not assign any of the rents or profits except to the purchaser or grantee of the Mortgaged Property.

      2.03 Not Mortgagee in Possession; No Liability. Nothing herein contained shall be construed as constituting the Lender as "mortgagee in possession" in the absence of the taking of actual possession of the Mortgaged Property by the Lender pursuant to the provisions hereinafter contained. In the exercise of the powers herein granted the Lender, no liability shall be asserted or enforced against the Lender, all such liability being expressly waived and released by the Borrower.

      2.04 Present Assignment. Although it is the intention of the parties that this assignment of rents and leases shall be a present assignment, it is expressly understood and agreed, anything herein contained to the contrary notwithstanding, that the Lender shall not exercise any of the rights and powers conferred upon it in this Article II until and unless an Event of Default shall occur under this Mortgage.

      2.05 No Obligation of Lender Under Leases. The Lender shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under any leases, subleases or rental agreements relating to the Mortgaged Property, and the Borrower shall and does hereby agree to indemnify and hold the Lender harmless of and from any and all liability, loss or damage which it may or might incur under any leases, subleases or agreements or under or by reason of the assignment thereof and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in said leases, subleases or agreements. Should the Lender incur any such liability, loss or damage, under said leases or under or by reason of the assignment thereof, or in the defense of any claims or demands asserted against the Lender in connection with any one or more of said leases, subleases or agreements, the Borrower agrees to reimburse the Lender for the amount thereof, including costs, expenses and reasonable attorneys' fees immediately upon demand, and until the same are fully reimbursed by the Borrower, all such costs, expenses and attorneys' fees shall be secured by the assignment hereunder and by this Mortgage.

      2.06 Instruction to Lessees. The Borrower does further specifically authorize and instruct each and every present and future lessee, tenant, sublessee or subtenant of the whole or any part of the Mortgaged Property to pay all unpaid rental agreed upon in any lease, sublease or tenancy to the Lender upon receipt of demand for said Lender to pay the same.

      2.07 Default (Assignment). Upon the occurrence of any Event of Default, as described in paragraph 4.01 of this Mortgage, then Lender shall have all rights and remedies set forth in Article IV or elsewhere in this Mortgage.

                                   ARTICLE III
                               SECURITY AGREEMENT

                                   ARTICLE IV
                         EVENTS OF DEFAULT AND REMEDIES

      4.01 Event of Default. The term "Event of Default", wherever used in this Mortgage, shall mean the occurrence or existence of any one or more of the following events or circumstances:

      (a) Failure by the Borrower to pay as and when due and payable any installment of principal, interest or escrow deposit, or other charge payable under the Note, this Mortgage or under any other Loan Document; or

      (b) Failure by the Borrower to duly observe any other covenant, condition or agreement of this Mortgage, of the Note, of any of the Loan Documents, or of any of the Other Indebtedness Instruments, and the continuance of such failure for ten (10) days or more; or

      (c) The filing by the Borrower or any guarantor of any indebtedness secured hereby or of any of Borrower's obligations hereunder, of a voluntary petition in bankruptcy or the Borrower's or any such guarantor's adjudication as a bankrupt or insolvent, or the filing by the Borrower or any such guarantor of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the Borrower's or any such guarantor's seeking or consenting to or acquiescence in the appointment of any trustee, receiver or liquidator of the Borrower or any such guarantor or of all or any substantial part of the Mortgaged Property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or of any interest or estate therein, or the making of any general assignment for the benefit of creditors or the admission in writing of its inability to pay its debts generally as they become due; or

      (d) The entry by a court of competent jurisdiction or any order, judgment, or decree approving a petition filed against the Borrower or any guarantor of any of the indebtedness secured hereby or of any of Borrower's obligations hereunder, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present of future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of thirty (30) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of the Borrower or any such guarantor or of all or any substantial part of the Mortgaged Property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or of any interest or estate therein, without the consent or acquiescence of the Borrower and/or any such guarantor which appointment shall remain unvacated and unstayed for an aggregate of thirty
(30) days (whether or not consecutive); or

      (e) The filing or enforcement of any other mortgage, lien or encumbrance on the Mortgaged Property or any part thereof, or of any interest or estate therein; or

      (f) If any portion of the Mortgaged Property is a leasehold estate, the occurrence of a default under such lease or other instrument creating the estate.

      4.02 Acceleration of Maturity. If an Event of Default shall have occurred, then the entire balance of the indebtedness (including but not limited to the Loan and the Other Indebtedness) secured hereby (or such parts as Lender may elect) with interest accrued thereon (or such parts as Lender may elect) shall, at the option of the Lender, become due and payable without notice or demand, time being of the essence. Any omission on the part of the Lender to exercise such option when entitled to do so shall not be considered as a waiver of such right.

      4.03 Right of Lender to Enter and Take Possession.

      (a) If an Event of Default shall have occurred and be continuing, the Borrower, upon demand of the Lender, shall forthwith surrender to the Lender the actual possession of the Mortgaged Property, and if and to the extent permitted by law, the Lender of its agents may enter and take and maintain possession of all the Mortgaged Property, together with all the documents, books, records, papers and accounts of the Borrower or then owner of the Mortgaged Property relating thereto, and may exclude the Borrower and its agents and employees wholly therefrom.

      (b) Upon every such entering upon or taking possession, the Lender, as attorney-in-fact or agent of the Borrower, or in its own name as mortgagee and under the powers herein granted, may hold, store, use, operate, manage and control the Mortgaged Property (or any portion thereof selected by Lender) and conduct the business thereof either personally or by its agents, and, from time to time (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (ii) insure or keep the Mortgaged Property (or any portion thereof selected by Lender) insured; (iii) manage and operate the Mortgaged Property (or any portion thereof selected by Lender) and exercise all the rights and powers of the Borrower in its name or otherwise, with respect to the same, including legal actions for the recovery of rent, legal dispossessory actions against tenants holding over and legal actions in distress of rent, and with full power and authority to cancel or terminate any lease or sublease for any cause or on any ground which would entitle the Borrower to cancel the same, and to elect to disaffirm any lease or sublease made subsequent to this Mortgage or subordinated to the lien hereof; (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted the Lender, all as the Lender from time to time may determine to be to its best advantage; and the Lender may collect and receive all the income, revenues, rents, issues and profits of the Mortgaged Property (or any portion thereof selected by Lender), including those past due as well as those accruing thereafter, and, after deducting (aa) all expenses of taking, holding, managing, and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes); (bb) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements and purchases and acquisitions; (cc) the cost of such insurance;
(dd) such taxes, assessments and other charges prior to this Mortgage as the Lender may determine to pay; (ee) other proper charges upon the Mortgaged Property or any part thereof; and (ff) the reasonable compensation, expenses and disbursements of the attorneys and agents of the Lender; shall apply the remainder of the moneys so received by the Lender, first to the payment of accrued interest under the Note; second to the payment of tax deposits required in Paragraph 1.04; third to the payment of any other sums required to be paid by Borrower under this Mortgage or under the Loan Documents; fourth to the payment of overdue installments of principal on the Note; fifth to the payment of any sums due under Other Indebtedness Instruments, whether principal, interest or otherwise; and the balance, if any, as otherwise required by law.


      (c) Whenever all such Events of Default have been cured and satisfied, the Lender may, at its option, surrender possession of the Mortgaged Property to the Borrower, or to whomsoever shall be entitled to possession of the Mortgaged Property as a matter of law. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.


      4.04 Receiver

      (a) If an Event of Default shall have occurred and be continuing, the Lender, upon application to a court of competent jurisdiction, shall be entitled without notice and regard to the adequacy of any security for the indebtedness hereby secured or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect the rents, profits, issues, royalties and revenues thereof.


      (b) The Borrower shall pay to the Lender upon demand all costs and expenses, including receiver's fees, attorneys' fees, costs and agent's compensation, incurred pursuant to the provisions contained in this Paragraph 2.04; and all such expenses shall e secured by this Mortgage.


      4.05 Lender's Power of Enforcement. If an Event of Default shall have occurred and be continuing, the Lender may, either with or without entry or taking possession as hereinabove provided or otherwise, proceed by suit or suits at law or in equity or any other appropriate proceeding or remedy (a) to enforce payment of the Note; (b) to foreclose this Mortgage; (c) to enforce or exercise any right under any Other Indebtedness Instrument; and (d) to pursue any other remedy available to Lender, all as the Lender may elect.


      4.06 Rights of a Secured Party. Upon the occurrence of an Event of Default, the Lender, in addition to any and all remedies it may have or exercise under this Mortgage, the note, the Loan Documents, the Other Indebtedness Instruments or under applicable law, may immediately and without demand, exercise any and all of the rights of a secured party upon default under the Uniform Commercial Code, all of which shall be cumulative. Such rights shall include, without limitation:


      (a) The right to take possession of the Collateral without judicial process and to enter upon any premises where the Collateral may be located for the purposes of taking possession of, securing, removing, and/or disposing of the Collateral without interference from Borrower and without any liability for rent, storage, utilities or other sums;

      (b) The right to sell, lease, or otherwise dispose of any or all of the Collateral, whether in its then condition or after further processing or preparation, at public sale, and unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give to Borrower at least ten (10) days' prior notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition of the Collateral is to be made, all of which Borrower agrees shall be reasonable notice of any sale or disposition of the Collateral;

      (c) The right to require Borrower, upon request of Lender, to assemble and make the Collateral available to Lender at a place reasonably convenient to Borrower and Lender; and

      (d) The right to notify account debtors, and demand and receive payment therefrom.

      To effectuate the rights and remedies of Lender upon default, Borrower does hereby irrevocably appoint Lender attorney-in-fact for Borrower, with full power of substitution to sign, execute, and deliver any and all instruments and documents and do all acts and things to the same extent as Borrower could do, and to sell, assign, and transfer any collateral to Lender or any other party.

      4.07 Power of Sale. If an Event of Default shall have occurred Lender may sell the Mortgaged Property to the highest bidder at public auction in front of the courthouse door in the county or counties, as may be required, where the Mortgaged Property is located, either in person or by auctioneer, after having first given notice of the time, place and terms of sale, together with a description of the property to be sold, by publication once a week for three (3) successive weeks prior to said sale in some newspaper published in said county or counties, as may be required, and, upon payment of the purchase money, Lender or any person conducting the sale for Lender is authorized to execute to the purchaser at said sale a deed to the Mortgaged Property so purchased. Lender may bid at said sale and purchase the Mortgaged Property, or any part thereof, if the highest bidder therefor. At the foreclosure sale the Mortgaged Property may be offered for sale and sold as a whole without first offering it in any other manner or may be offered for sale and sold in any other manner as Lender may elect. The provisions of Paragraph 4.06 of this Mortgage shall apply with respect to Lender's enforcement of rights or interests in personal property which constitutes Mortgaged Property hereunder.

      4.08 Application of Foreclosure or Sale Proceeds. The proceeds of any foreclosure sale pursuant to Paragraph 4.07, or any sale pursuant to Paragraph
4.06 shall be applied as follows:

      (a) First, to the costs and expenses of (i) retaking, holding, storing and processing the Collateral and preparing the Collateral or the Mortgaged Property (as the case may be) for sale, and (ii) making the sale, including a reasonable attorneys' fee for such services as may be necessary in the collection of the indebtedness secured by this Mortgage or the foreclosure of this Mortgage;


      (b) Second, to the repayment of any money, with interest thereon to the date of sale at the applicable rate or rates specified in the Note, this Mortgage, the Loan Documents or the Other Indebtedness instruments, as applicable, which Lender may have paid, or become liable to pay, or which it may then be necessary to pay for taxes, insurance, assessments or other charges, liens, or debts as hereinabove provided, and as may be provided in the Note or the Loan Documents, such repayment to be applied in the manner determined by Lender;


      (c) Third, to the payment of the indebtedness (including but not limited to the Loan, and the Other Indebtedness) secured hereby, with interest to date of sale at the applicable rate or rates specified in the Note, this Mortgage, the Loan Documents or the Other Indebtedness Instruments, as applicable, whether or not all of such indebtedness is then due;


      (d) Fourth, the balance, if any, shall be paid as provided by law.


      4.09 Lender's Option on Foreclosure. At the option of the Lender, this Mortgage may be foreclosed as provided by law or in equity, in which event a reasonable attorneys' fee shall, among other costs and expenses, be allowed and paid out of the proceeds of the sale. In the event Lender exercises its option to foreclose this Mortgage in equity, Lender may, at its option, foreclose this Mortgage subject to the rights of any tenants of the Mortgaged Property, and the failure to make any such tenants parties defendants to any such foreclosure proceeding and to foreclose their rights will not be, nor be asserted to be by the Borrower, a defense to any proceedings instituted by the Lender to collect the sums secured hereby, or to collect any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property.


      4.10 Waiver of Exemption. Borrower waives all rights of exemption pertaining to real or personal property as to any indebtedness secured by or that may be secured by this Mortgage, and Borrower waives the benefit of any statute regulating the obtaining of a deficiency judgment or requiring that the value of the Mortgaged Property be set off against any part of the indebtedness secured hereby.


      4.11 Suits to Protect the Mortgaged Property. The Lender shall have power
(a) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or in violation of this Mortgage; (b) to preserve or protect its interest in the Mortgaged Property and in the income, revenues, rents and profits arising therefrom; and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with, such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of the Lender.

      4.12 Borrower to Pay the Note on any Default in Payment; Application of Moneys by Lender. If default shall be made in the payment of any amount due under this Mortgage, the Note, any of the Loan Documents or any of the Other Indebtedness Instruments, or if any Event of Default shall occur under this Mortgage, then, upon demand of the Lender, the Borrower shall pay to the Lender the whole amount due and payable under the Note and under all Other Indebtedness Instruments; and in case the Borrower shall fail to pay the same forthwith upon such demand, the Lender shall be entitled to sue for and to recover judgment for the whole amount so sue and unpaid together with costs, which shall include the reasonable compensation, expenses and disbursements of the Lender's agents and attorneys.

      4.13 Delay or Omission No Waiver.. No delay or omission of the Lender or of any holder of the Note to exercise any right, power or remedy accruing upon any default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default, or acquiescence therein; and every right, power and remedy given by the Note, this Mortgage, the Loan Documents, or the Other Indebtedness Instruments to the Lender may be exercised from time to time and as often as may be deemed expedient by the Lender.

      4.14 No Waiver of One Default to Affect Another. No waiver of any default hereunder, under any of the Loan Documents, or under any of the Other Indebtedness Instruments shall extend to or shall affect any subsequent or any other then existing default or shall impair any rights, powers or remedies consequent thereon.

      If the Lender (a) grants forbearance or an extension of time for the payment of any indebtedness secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted herein, in the Note, in any of the Loan Documents, or in any of the Other Indebtedness Instruments; (d) releases any part of the Mortgaged Property from this Mortgage or otherwise changes any of the terms of this Mortgage, the Note, the Loan Documents or the Other Indebtedness Instruments; (e) consents to the filing of any map, plat, or replat of or consents to the granting of any easement on, all or any part of the Mortgaged Property; or (f) makes or consents to any agreement subordinating the priority of this Mortgage, any such act or omission shall not release, discharge, modify, change, or affect the original liability under this Mortgage, the Note, the Loan Documents, or the Other Indebtedness Instruments of the Borrower or any subsequent purchaser of the Mortgaged Property or any part thereof, or any maker, co-signer, endorser, surety or guarantor; nor shall any such act or omission preclude the Lender from exercising any right, power or privilege herein granted or intended to be granted in the event of any other default then made or of any subsequent default, nor, except as otherwise expressly provided in an instrument or instruments executed by the Lender shall the provisions of this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, the Lender, without notice to any person, corporation or other entity (except notice shall be given to Borrower so long as Borrower remains liable under the Note, this Mortgage and the Loan Documents) is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Mortgaged Property or the indebtedness secured hereby, or with reference to any of the terms or conditions hereof, or of the Loan Documents, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder.

      4.15 Discontinuance of Proceedings - Position of Parties, Restored. In case the Lender shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Lender, then and in every such case the Borrower and the Lender shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of the Lender shall continue as if no such proceeding had been taken.

      4.16 Remedies Cumulative. No right, power, or remedy conferred upon or reserved to the Lender by this Mortgage is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, or under the Note, the Loan Documents, the Other Indebtedness Instruments or now or hereafter existing at law or in equity or by statute.

                                    ARTICLE V
                                  MISCELLANEOUS

      5.01 Binding Effect. Wherever in this Mortgage one of the parties hereto is named or referred to, the heirs, administrators, executors, successors, assigns, distributees, and legal and personal representatives of such party shall be included, and all covenants and agreements contained in this Mortgage by or on behalf of the Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, administrators, executors, successors, assigns, distributees, and legal and personal representatives, whether so expressed or not. Notwithstanding the foregoing, the Borrower shall not be entitled to assign any of its rights, titles, and interest hereunder, or to delegate any of its obligations, liabilities, duties, or responsibilities hereunder, and will not permit any such assignment or delegation to occur (voluntarily or involuntarily, or directly or indirectly), without the prior written consent of the Lender.

      5.02 headings. The headings of the articles, sections, paragraphs and subdivisions of this Mortgage are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof. "Herein," "hereby," "hereunder." "hereof," and other equivalent words or phrases refer to this Mortgage and not solely to the particular portion thereof in which any such word or phrase is used, unless otherwise clearly indicated by the context.

      5.03 Gender; Number. Whenever the context so requires, the masculine includes the feminine and neuter, the singular includes the plural, and the plural includes the singular.

      5.04 Invalid Provisions to Affect No Others. In case any one or more of the covenants, agreements, terms or provisions contained in this Mortgage, in the Note, in the Loan Documents, or in the Other Indebtedness Instruments shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein, and in the Note, the Loan Documents and the Other Indebtedness Instruments shall be in no way affected, prejudiced or disturbed thereby.

      5.05 Conflict in Loan Documents. In the event of conflict in the terms of any provisions in this Mortgage, the Note, the Loan Documents, or the Other Indebtedness Instruments, the terms of the provisions most favorable to the Lender shall apply.

      5.06 Instrument Under Seal. This Mortgage is given under the seal of all parties hereto, and it is intended that this Mortgage is and shall constitute and have the effect of a sealed instrument according to law.

      5.07 Addresses and Other Information. The following information is provided in order that this Mortgage shall comply with the requirements of the Uniform Commercial Code, as enacted in the State of Alabama, for instruments to be filed as financing statements.

      (a)  Name of Borrower (Debtor):             EAGLE SUPPLY, INC.
           Address of Borrower                    1301 Fourth Avenue
                                                  Tampa, Florida  33605

      (b)  Name of Lender (Secured Party):        COMPASS BANK
           Address of Lender:                     Post Office Box 10566
                                                  Birmingham, Alabama  35296

                                                  Attention:  Laura Clarke

      (c)  Record Owner of Real Estate
           described on Exhibit A hereto:         EAGLE SUPPLY, INC.

      5.08 Rider. Additional provisions of this Mortgage, if any, are set forth below or on a Rider attached hereto and made a part hereof.

           See attached Rider to Future Advance Mortgage, Assignment of Rents and leases and Security Agreement (Alabama).

      5.09 Notwithstanding any provision herein to the contrary, the Borrower hereunder is granting a security interest only in the real property described on Exhibit "A" and the personalty so affixed thereto is to constitute a fixture.

      5.10 Notwithstanding any provision herein to the contrary, this Mortgage secured only indebtedness created under the Note or any extensions, modifications or renewals thereof, and all references herein or in any other Loan Documents to indebtedness and other indebtedness refer only to indebtedness created under the Note, any extensions, modifications or renewals thereof.

================================================================================

      IN WITNESS WHEREOF, Borrower has caused this Mortgage to be executed and effective as of the day and year first above written, although actually executed on the date or dates reflected below.


                                       LENDER:  (Mortgagee, Secured Party):

                                       COMPASS BANK

                                       By: /s/ Laura R. Clarke
                                          -------------------------------------
                                          Its: Sr. Com'l Loan Officer


                                       BORROWER:  (Mortgagor, Debtor):

                                       EAGLE SUPPLY, INC.
ATTEST:

By: /s/ Lucille Manno                 By: /s/ Frederick Friedman, as V.P.
   -------------------------------       --------------------------------------
    Its:                                 Its: Vice President

WITNESS:


- ----------------------------------     -----------------------------------------

WITNESS:


- ----------------------------------     -----------------------------------------


                    CORPORATE OR PARTNERSHIP ACKNOWLEDGMENT

STATE OF NEW YORK

COUNTY OF NEW YORK

     I, Lucille Manno, a notary public in and for said county in said state, hereby certify that Frederick M. Friedman, whose name as Vice Pres. of Eagle Supple, Inc., a Corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, *, as such Vice Pres. and with full authority, executed the same voluntarily for and the act of said Corporation.

      Given under my hand and official seal this 19th day of April, 1994.

                                        /s/ Lucille Manno
                                        ----------------------------------------
                                        Notary Public

                                        My commission Expires:  11/30/94

                                                   Lucille Manno
                                         Notary Public, State of New York
                                                  No. 01MA4518395
                                            Qualified in Suffolk county
                                            Commission Expires 11/30/94

                           INDIVIDUAL ACKNOWLEDGMENTS

STATE OF ALABAMA

CONTY OF JEFFERSON

      I, Linda G. Arrowood, a notary public in and or said county in said state, hereby certify that Laura R. Clarke, whose name is signed to the foregoing instrument and who is known to me, acknowledged before me on this day, that, being informed of the contents of such instrument, she executed the same voluntary on the day the same bears date.

      Given under my hand and official seal this 20th day of April, 1994.

                                        /s/ Linda G. Arrowood
                                        ----------------------------------------
                                        Notary Public

         [Notarial Seal]                My Commission Expires: 5/4/95


STATE OF ALABAMA

COUNTY OF

      I _______________________________, a notary public in and for said county in said state, hereby certify that ______________________, whose name __________________ signed to the foregoing instrument and who _________________ known to me on this day, that, being informed of the contents of such instrument, ________________________ executed the same voluntary on the day the same bears date.

      Given under my hand and official seal this _____ day of _____________, 19__.


                                        -----------------------------
                                        Notary Public

         [Notarial Seal]                My Commission Expires:  _____________

                                    EXHIBIT A

                        Description of Mortgaged Property


A parcel of land located in the Southwest 1/4 of the Northeast 1/4 of Section 27, Township 18 South, Range 3 West, Jefferson County, Alabama, more particularly described as follows:

Commence at the Northwest corner of Section 27, Township 18 South, Range 3 West and run Easterly 2.084.08 feet along the North line of said section to a point on the centerline of Oxmoor Road; thence right 91 (degrees) 47'45" and run Southerly 469.97 feet along said centerline to a point of intersection with the centerline extended of Snow Drive; thence left 91 (degrees) 47'45" and run Easterly 1,418.92 feet along said centerline of Snow Drive to a point of intersection with the centerline of a proposed 60-foot road right of way; thence right 90 (degrees) 00'00" and run Southerly 695.54 feet along said centerline to a point, said point being the point of beginning and the Southeast corner of a tract of land conveyed to the United States Postal Service as recorded in Real Volume 1524, page 419, in the Office of the Judge of Probate of Jefferson County; thence continue Southerly along said centerline 272.23 feet to a point on the centerline of a proposed 20 feet easement for drainage purposes; thence right 90 (degrees) 00'00" and run Northerly 272.23 feet to a point on the South line of said tract conveyed to the United States Postal Service; thence right 90 (degrees) 00'00" and run Easterly along the South line of said United States Postal Service tract 450.51 feet to the point of beginning.

Situated in Jefferson County, Alabama.

[LOGO] Compass Bank

                                    RIDER TO
                  FUTURE ADVANCE MORTGAGE, ASSIGNMENT OF RENTS
                   AND LEASES AND SECURITY AGREEMENT (ALABAMA)


March 24, 1994


Mr. Fred Friedman
Eagle Supply, Inc.
122 East 42nd Street
New York, NY 10168

Dear Mr. Friedman:

We are pleased to advise you that Compass Bank ("Bank") has approved a loan (the "Loan") for Eagle Supply, Inc. (the "Borrower") subject to the following terms and conditions.

AMOUNT

The Loan shall consist of a $550,000.00 term Loan.

PURPOSE

The proceeds of the Loan shall be used to refinance some of Borrower's existing indebtedness.

INTEREST RATE

At least 5 business days prior to the closing, Borrower must select one of the following interest rate options for the Loan:

      (1) Compass Bank Prime; provided, however, that in no event shall the applicable interest rate be less than four percent (4%), or

      (2) the fixed rate, which the Bank would be required to pay, for a Loan of this size, term and structure, if the Bank obtained an interest rate swap for five years pursuant to which the Bank would receive a rate equal to "Prime" (as defined in the international Swap Dealers Associates Code).

"Compass Bank Prime" is a reference rate established by Bank for use in computing and adjusting interest, is subject to increase, decrease or change at Bank's discretion and is only one of the reference rates or indices Bank uses. Bank may lend to others at rates at or greater or less than Compass Bank Prime or the rate(s) provided for herein. Interest on all Loan facilities shall be calculated on the basis of a 360-day year multiplying the product of the principle amount outstanding and the applicable rate by the actual number of days elapsed and dividing by 360.

TERMS AND PAYMENTS

The Loan shall have payments as follows: (i) installment payments of principal and accrued interest due and payable monthly based on a 180 month amortization; and (ii) a final payment due in 60 months, which shall be the final maturity date and termination date for the Loan, at which time, all unpaid principal, interest and charges shall be due and payable in full unless due sooner by reason of default or otherwise.

PREPAYMENT CHARGE

With respect to the Loan, during any period in which a floating interest rate is applicable, the Loan may be prepaid in whole or in part without penalty.

During any period in which a fixed rate is applicable, there shall be charged a fee in the amount of 5% of loan balance prepaid during the first year of the Loan, 4% of the Loan balance prepaid during the second year of the Loan, 3% of the Loan balance prepaid during the third year of the Loan, 2% of the Loan balance prepaid during the fourth year of the loan, and 1% of the Loan balance prepaid during the fifth year of the loan.

Eagle Supply, Inc.
March 24, 1994
Page 2


DISBURSEMENTS

Prior to obtaining any proceeds under the Loan, the Borrower shall comply with the conditions imposed by Bank. Without limiting the generality of the forgoing, the Bank shall, among other reasons, be under no obligation to make any disbursements under the Loan at any time after any event of default has occurred or is continuing under any one or more of the Loan Documents of if Borrower are not otherwise in compliance with all terms and conditions of all Loan Documents.

LATE CHARGE

Any scheduled payment of principal and/or interest which is not paid within ten
(10) days from the date due will be subject to a late charge of five percent (5%) of such scheduled payment.

COLLATERAL

The Loan shall be secured by a first mortgage lien on all property and improvement located at 289 Snow Drive, Birmingham, Alabama.

APPRAISAL

This commitment is subject to receipt, review and approval by the Bank of a current appraisal (within the last six months) of the property at 289 Snow Drive, addressed to Bank and prepared by an independent MAI appraiser selected and engaged by Bank. Such appraisal shall be in form and content satisfactory to Bank. Bank shall select the appraiser and order all appraisals required for the Loan, and the cost of such appraisal shall be the responsibility of the Borrower.

COVENANTS

In addition to the other terms, events of default, conditions, representations, warranties, and affirmative and negative covenants, the Loan Documents will contain covenants covering the following:

      A. That Borrower's Tangible Net Worth shall not be less than $2,000,000.00. Borrower's Tangible Net Worth shall be defined and calculated in accordance with generally accepted accounting principles.

      B. That the Borrower shall not cause, allow or suffer to occur any change in the controlling ownership, nature, or structure of the Borrower, nor the merger or consolidation of or involving the Borrower, which would result in a change in the controlling ownership of Borrower, or the sale of all or substantially all the assets of Borrower.

      C. That Borrower's Funded Debt to Tangible Net Worth Ratio shall not exceed 0.4:1. Borrower's Funded Debt to Tangible Net Worth Ratio shall be defined as the ratio of Borrower's total debt and guarantees, if any, but excluding current liabilities (except for the current portion of long term debt) and intercompany debt, to Borrower's Tangible Net Worth.

      D. That Borrower shall maintain a minimum fixed Charge Coverage Ratio of 1.1:1.0. Fixed Charge Coverage Ratio shall be defined as the sum of net income before taxes divided by the annual required principal payment of Funded Debt.

GENERAL TERMS AND CONDITIONS

Addendum "A" is attached hereto and made a part of this Commitment letter regarding additional terms and conditions to this Commitment and necessary documentation required to close this transaction. All documents, exhibits, certificates or instruments required by Addendum "A" here of and such other matters as the Bank, or its counsel, may require in the documentation of the Loan shall be in form and content acceptable to the Bank.

Eagle Supply, Inc.
March 24, 2994
Page 3


EXPENSES

Borrower, by acceptance of this commitment, agrees to and will pay to Bank all expenses incurred in connection with the Loan and the Loan Documents, including, without limitation, fees and expenses of Bank's counsel, filing fees, appraisal fees, recording costs, insurance premiums, taxes and costs of collection, irrespective of whether the Loan closes or funds.

FINANCIAL STATEMENTS

Borrower shall submit to the Bank such financial and other information which Bank shall request regarding Borrower and the Collateral, including, without limitation, quarterly financial statements of Borrower which may be internally prepared, no later than forty-five (45) days after the period then ending, and audited fiscal year end statements of the Borrower, bearing an unqualified opinion from a certified public accountant acceptable to Bank, no later than one hundred twenty (120) days after the period then ending. Bank shall also receive annual audited financial statements on TDA Industries, Inc., bearing an unqualified opinion from a certified public accountant acceptable to Bank, no later than one hundred twenty (120) days after the period then ending.

ACCEPTANCE

This commitment letter constitutes the entire agreement between Bank and Borrower concerning the Loan and, when accepted, supersedes all prior agreements, negotiations and undertakings, whether written or oral. Any amendment or modification of this commitment letter must be in writing, signed by Bank and Borrower. THIS COMMITMENT LETTER REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NOT UNWRITTEN ORAL AGREEMENTS BETWEEN THE BANK AND BORROWER.

By acceptance of this commitment letter, Borrower acknowledges that this commitment letter is issued at a time when Bank has not undertaken a full business, credit and legal analysis of Borrower, the Collateral and the transactions contemplated by the commitment letter. As the Lender, Bank is the sole judge of what is an impediment to closing and whether the impediment is so serious as to preclude closing.

This commitment letter shall be accepted by borrower by March 25, 1994, or it shall become null and void at Bank's option. Acceptance is to be indicated by the return of an executed copy of this letter to Bank by mail courier or facsimile.

This commitment, once accepted, will continue in force until April 30, 1994, by which date, if all closing papers required by Bank have not been executed and delivered to Bank, and all conditions of this commitment have not been satisfied, this commitment will expire and become null and void, at Bank's option.

Compass Bank wishes to thank you for the opportunity to issue this commitment letter. We look forward to working with you toward consummating a rewarding and mutually beneficial relationship.

Sincerely,

COMPASS BANK

By: /s/ Laura Clarke
    ------------------------------
Its: Sr. Commercial Loan Officer
    ------------------------------

Eagle Supply, Inc.
March 24, 1994
Page 4


Accepted this 24th day of March, 1994


BORROWER:

Eagle Supply, Inc.


By:  /s/ Frederick Friedman
    ---------------------------------
Its:  Vice President

[LOGO]  Compass Bank                                     ADDENDUM A


                                                 GENERAL TERMS AND CONDITIONS



Borrower's Name:         Eagle Supply Inc.

Date Of Commitment
Letter:                  March 21, 1994


1.    DEFINITIONS:

      a. "360-Day Year". Interest shall be calculated on the basis of a 360-day year, by multiplying the product of the principal amount outstanding and the applicable rate by the actual number of days elapsed, and dividing by 360.

      b. "Compass Bank Prime". If the interest rate is based on Compass Bank Prime prevailing at the Bank from time to time, then this paragraph 1.b. is applicable. "Compass Bank Prime" is a reference rate established by Bank for use in computing and adjusting interest, is subject to increase, decrease or change at the Bank's discretion, and is only one of the reference rates or indices the Bank uses. The Bank may lend to others at rates at or greater or less than Compass Bank Prime or the rate provided herein.

      c. "Collateral". Any and all property, real or personal, tangible or intangible, mortgaged, pledged, conveyed, delivered or otherwise granted to Bank to secure the Loan, including without limitation, the Mortgaged Property.

      d. "Commitment". The Commitment Letter, together with this Addendum A and all other addenda and exhibits referenced herein or in such Commitment Letter.

      e. "Commitment Letter". The commitment letter to Borrower from Bank dated as of the date first set forth above.

      f. "Index Rate". If the interest is based on the Index Rate, as adjusted, then this paragraph 1.e. is applicable. The "Index Rate" is the auction rate for United Sates Treasury Bills having maturities of twenty-six (26) weeks, as established at the most recent auction prior tot he date reference is first made in the Note to the Index Rate, and prior to each subsequent interest adjustment date.

      g.    "Loan". The Loan referenced in the Commitment Letter.

      h. "Loan Document". The Note the Loan Agreement, the Commitment Letter and all other documents evidenced or securing the Note, or otherwise given in connection with the Loan.

      i. "Mortgaged Property". All that certain property which is to be mortgaged to Bank to secure the Loan.

      j.    "Note". The promissory note or notes given to evidence the Loan.


2. TITLE INSURANCE: Bank shall be furnished a mortgagee's title insurance policy in the amount of the Loan on the standard ALTA form (the "Title Policy"). The Title Policy shall be issued by the title insurance company acceptable to Bank, and shall insure the validity of the first mortgage on the Mortgaged Property, subject only to such exception as may be approved in writing by Bank. Further, unless waived in writing by Bank, the title Policy shall contain the following affirmative endorsements: (i) endorsement for a affirmative coverage regarding legal and physical access to one or more dedicated, open and accepted public roads or streets; (ii) zoning endorsements (ALTA form 3.1); (iii) endorsement for affirmative coverage against disturbance of the surface in the exercise of any mining or mineral rights not consented to by Bank; (iv) same land - survey endorsement; (v) endorsement for affirmative coverage regarding mechanic's and materialmen's liens; (vi) future advances endorsement; (vii) usury endorsement; (viii) doing business endorsement; (ix) street assessments endorsement (ALTA form 1); (x) variable rate mortgage endorsement (ALTA form 6.1); and (xi) comprehensive general endorsement ("California 100").


      The Title Policy shall contain no exception for (i) matters that would be revealed by a survey, or (ii) mechanics' and materialmen's liens.


      The Title Policy shall name Bank as mortgages payable, and shall be satisfactory to Bank as to form and substance. Prior to the date of each construction disbursement, Bank may require a "date-down endorsement" to the Title Policy to insure that no mechanics' and materialmen's liens or other liens have been filed.

3. ORGANIZATION; AUTHORITY: Bank shall receive proof acceptable to Bank, as applicable, of the organization, due incorporation, good standing and authorization to enter into the transaction contemplated hereby, for all corporations, partnerships or other business organizations involved in the Loan.

4. SURVEY: Prior to the closing, Bank shall be furnished and shall have approved an accurate survey of the Mortgaged Property, certified within 60 days of closing by a registered surveyor to the Bank and to the title insurance company, showing the location of all present and proposed improvements, boundaries, means of public ingress and egress, building setback lines, right-of-way, easements and encroachments. The survey must contain a certification as to whether or not the Mortgaged Properties within a designated flood hazard area. Borrower shall provide foundation and as-built surveys as construction progresses. The survey shall be prepared in accordance with the instruction attached hereto as Exhibit A-1.

5. SOILS ANALYSIS AND ENVIRONMENTAL REPORT: Prior to the closing, Bank shall receive and approve (i) a soils analysis report relating to the Mortgaged Property in form and content satisfactory to Bank (ii) an environmental report which shall certify results related to toxic and other hazardous substances on the Mortgaged Property, such report to be prepared in accordance with the instructions attached hereto as Exhibit A-2. All soil and environmental reports must be acceptable to the Bank.

7. GOVERNMENTAL AUTHORIZATION AND APPROVAL; UTILITIES: Prior to the closing, Borrower shall provide to Bank a certificate of proper zoning, and a copy of all governmental and other licenses, permits, approvals and authorizations necessary for making of the Loan by Borrower and the construction (or, as appropriate, for the occupancy and operation) of the project.

      All of said licenses, permits, authorizations, and approvals shall be in form and content satisfactory to counsel for Bank. Borrower shall furnish to Bank (i) such information as required by Bank to assure that proper zoning, permits and licenses to construct (or, as appropriate, to occupy and operate) the Project for its intended purposes have been obtained, including but not limited to, the issuance of building permits and certificates of occupancy, and (ii) such additional information as Bank deems necessary or desirable to insure that the Project complies with all applicable laws, regulations and requirements including but not limited to environmental laws, the Americans With Disabilities Act of 1990 and similar legislation, and rules and regulations promulgated with respect thereto. The Project shall at all times fully comply with all laws, rules and regulations applicable to the Project and to Borrower. Borrower shall provide evidence satisfactory to Bank of the availability of sewer, water, gas, electrical and telephone service to the Project, including letters of availability from the providers of such services.

8.    BUDGET; DISBURSEMENTS; ADDITIONAL EQUITY:

10. INSURANCE: Borrower shall provide builders risk/extended multi-peril hazard insurance in an amount not less than the Loan amount, along with workmen's compensation and general liability insurance on and with respect to the Mortgaged Property, all with companies approved by Bank and in form and substance and containing such coverage as shall be required by Bank. Such builders risk/extended multi-peril hazard policies shall cover risks, pursuant to one hundred percent (100%) non-reporting policies. Unless waived in writing, loss of rent insurance must be provided in an amount at lease equal to twelve (12) months' gross rental. Bank shall be named as mortgages loss payee in all builders risk/extended multi-peril hazard insurance policies in the New York standard mortgagee clause, and as an additional insured on all liability insurance policies. Flood insurance will be required if it is determined that any improvement lie within a designed flood hazard area. All policies of insurance shall contain a commitment of the insurer to give at least thirty (30) days' notice to the Bank prior to any cancellation, termination or expiration of such policy.

11. HAZARDOUS MATERIALS; ENVIRONMENTAL REPRESENTAITONS AND INDEMNITY: The Loan documents shall contain representations, warranties and covenants of the Borrower in substantially the following form:


      a. No Hazardous Materials (hereinafter defined) have been, are, or will be any part of the indebtedness secured by the Mortgage remains unpaid, contained in, treated, stored, handled, generated, located on, discharged from, or disposed of on, or constitute a part of, the Mortgaged Property. As used herein, the term "Hazardous Materials" includes without limitation, any asbestos, urea formaldehyde foam insulation, flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related or unrelated substances or materials defined, regulated, controlled, limited or prohibited in the Comprehensive Environmental Response Compensation and Liability Act of 19980 (CERCLA), (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act (RCRA), (42 U.S.C. Sections 6901, et seq.), the Clean Water Act. (33 U.S.C. Sections 1251, et seq.), the Clean Air Act, (42 U.S.C. Sections 7401, et seq.), the Toxic Substances Control Act, (15 U.S.C. Sections 2601, et seq.), each such Act as amended from time to time, or in the rules, regulations and publications adopted and promulgated pursuant thereto, or in the rules and regulations of the Occupational Safety and Health Administration (OSHA) pertaining to occupational exposure to asbestos, as amended from time to time, or in any other federal , state or local environmental law, ordinance, rule, or regulation now or hereafter in effect;


      b. No underground storage tanks, whether in use or not in use, are or will be located in, on or any part of the Mortgaged Property;


      c. All of the Mortgaged Property complies and will comply in all respects with applicable environmental laws, rules, regulations, and court or administrative orders;


      d. there are no pending claims or threats of claims by private or governmental or administrative authorities relating to environmental impairment, conditions, or regulatory requirements with respect to the Mortgaged Property; and


      e. Borrower shall give immediate oral and written notice to Bank of its receipt of any notice of a violation of any law, rule or regulation covered by this Paragraph, or of any notice of other claim relating to the environmental condition of the Mortgaged Property, or of its discovery of any matter which would make the representations, warranties and/or covenants herein to be inaccurate or misleading in any respect.


      Borrower agrees to and does hereby indemnify and hold Bank harmless from all loss, cost, damage, claim and expense incurred by Bank on account of
      (i) the violation of any representation or warranty set forth in this Paragraph, (ii) Borrowers' failure to perform any obligations of this Paragraph, (iii) Borrower's or the Mortgaged Property's failure to fully comply with all environment laws, rules and regulations, or with all occupational health and safety laws, rules and regulations, or (iv) any other matter related to environmental conditions on, under or affecting the Mortgaged Property. This indemnification shall survive the closing of the Loan payment of the Loan, the exercise of any right or remedy under any Loan Document, and any subsequent sale or transfer of the Mortgaged Property, and all similar or related events or occurrences. However, this indemnification shall not apply to any new Hazardous Materials first stored, generated or placed on the Mortgaged Property after the acquisition of title to the Mortgaged property by Bank through foreclosure or deed in lieu of foreclosure or purchase from a third party after the Loan has been paid in full. Borrower hereby releases and waives any future claims against Bank for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs related to the Mortgaged Property including without limitation under any applicable laws, rules, regulations or court orders.

      The Borrower shall furnish to Bank prior to closing appropriate certifications of Borrower's architect, engineer, surveyor and/or other appropriate persons (i) regarding the absence of Hazardous Materials on the Mortgaged Property or in any structure or improvements constructed or to be constructed on the Mortgaged property, (ii) regarding the absence of any underground storage tanks, whether in use or not in use, in, on or under any part of the Mortgaged Property, (iii) regarding compliance with environmental laws, and (iv) that the Mortgaged Property is not located on or near sites listed on the CERCLA National Priorities list, CERCLIS list or applicable State environmental agency list of sites where Hazardous Materials have been disposed. Bank has the right to require such certificates from an engineer or consultant selected by Bank, the expense of which shall be reimbursed by Borrower. Borrower shall obtain and furnish to Bank similar certificates upon completion of construction.

      In addition to other inspection rights of Bank, the Borrower shall and hereby does grant and convey to the Bank, its agents, representatives, contractors, and employees, an easement and license to enter on the Mortgaged Property at any time and from time to time for the purpose of making such audits, tests, inspections, and examinations, including, without limitation, inspection of buildings and improvements, subsurface exploration and testing and groundwater testing, as the Bank, in its sole discretion, deems necessary, convenient, or proper to determine whether the ownership, use and operation of the Mortgaged Property are in compliance with the terms and conditions set forth in the Loan Documents and with all federal, state, and local environmental laws, ordinances, rules and regulations. Any tests or inspections made by Bank shall be for Bank's purposes only and shall not be construed to create any responsibility or liability on the part of Bank to Borrower or to any other person or entity. Bank shall have no obligation to perform any such audits, tests, inspections, or examinations, or to take any remedial action. All the costs and expenses incurred by the Bank with respect to any audits, tests, inspections, examinations, and interviews which the Bank may conduct or take pursuant to this paragraph, including, without limitation, the fees of any engineers, laboratories, and contractors, shall be repaid by the Borrower, with interest, and shall be secured by the Mortgage and the other Loan Documents.

12. EXPENSES: By Borrower's acceptance of the commitment, Borrower unconditionally agrees to pay all expenses incurred by Bank in connection with the underwriting, closing, servicing or collection of the Loan, including, but not limited to, legal fees, including the fees of Bank's counsel, appraisal fees, the fees of the Construction Consultant, all title insurance and other title report fees and premiums, other insurance premiums, survey costs, intangible taxes, note taxes, transfer taxes, all recording costs, and all license and permit fees, whether or not the Loan is closed. All such expenses will be paid at the loan closing or, in the event that the loan does not close, then upon the expiration of this Commitment.

13. OPINIONS OF COUNSEL: Bank shall be provided with opinions of counsel for such persons and entities and covering such matters as Bank shall deem necessary or desirable in connection with the Loan, including without limitation, opinion of counsel to the Borrower and any Guarantors with respect to the due authorization, execution and enforceability of the Loan Documents. Without limitation to the foregoing, if the Collateral is located in a state other than Alabama, Borrower will provide for local counsel to give the Bank appropriate opinions as to the enforceability of the Loan Documents in such state, local usury laws, and whether the Bank, by making the Loan, will be considered to be "doing business" in such state.

14. DOCUMENTATION: The title commitment (with copies of all exceptions to title), the survey, and the soil and environmental reports must be furnished to Bank at least 10 business days in advance of closing the Loan.

      The provisions of this Commitment are intended to serve only as a general outline of the terms and conditions under which Bank will make the Loan. The documentation to be executed in connection with the Loan shall be prepared or approved by Bank's counsel, shall contain such terms and conditions as the Bank deems necessary or desirable, and may, in the Bank's sole discretion and without limitation, include a promissory note, a loan agreement, a mortgage and security agreement, an assignment of rents and leases, UCC financing statements, an assignment of any management contracts, an assignment of construction and architect contracts, lien subordination and indemnity agreements from the general contractor(s) and the architect, guarantees (as applicable), and any other documents deemed appropriate by Bank or its counsel. The costs of the preparation of all documents shall be borne by the Borrower, whether or not the Loan is closed.

16. DEFAULT: In addition to other events or circumstances that may be set forth in the Loan documentation, and at the option of Bank, the following shall be events of default under the Loan: (a) failure to pay when due or to perform or comply with any of the (i) obligations or provisions under the promissory note, (ii) obligations or provisions under any Loan Document, or (iii) other obligations or indebtedness of Borrower to Bank, now existing or hereafter incurred or arising, and whether direct or indirect; (b) the general assignment by, judgment against or filing of petition in bankruptcy by or against Borrower, or any general partner of Borrower; (c) the filing of application in any court for a receiver for Borrower, or any general partner of Borrower; or (d) the death, incapacity, dissolution or liquidation of Borrower or any general partner of Borrower.

20. MERGER OF PRIOR STATEMENTS; AMENDMENTS: No statements, agreements or representations, oral or written, which may have been made to you or Borrower or to any employee or agent of yours or Borrower's, either by Bank or by any employee, agent or broker acting on Bank's behalf, with respect to the Loan, shall be of any force or effect, except to the extent stated in this Commitment, and all prior agreements and representations in respect of the Loan are merged herein. This Commitment may not be (i) changed except by written agreement signed by Borrower and Banks, or (ii) assigned by Borrower by operation of law or otherwise, unless Bank shall consent in writing to such assignment.

21. CANCELLATION: Bank may, at its option, terminate and cancel this Commitment without further notice or obligation upon the occurrence of any one or more of the following:

      a. If all applicable conditions contained in this commitment have not been met to Bank's satisfaction and the satisfactions of Bank's counsel, and the Loan has not been closed, b the date specified in the Commitment Letter; or

      b. If any representation made in connection with, or as an inducement to the issuance of this commitment or any extension of the Loan is untrue or misleading in any respect; or

      c. (illegible) respect to the Project, the Borrower, any Guarantor, the Collateral, or any others

22. RESTRICTIOIN OF SECONDARY FINANCING AND SALE OF COLLATERAL: So long at this Commitment or any part of (illegible) outstanding, the collateral shall remain free and clear of all encumbrances, liens, mortgages, security interests and secondary financing, except those approved in advance in writing by Bank, and Borrower shall not and shall not allow or suffer any other person or entity without the prior written consent of Bank, to sell, transfer or convey all or any part of its interest in the Collateral or any portion thereof. Unless otherwise agreed in writing by Bank, the ownership of Borrower shall at all times remain unchanged.
      The occurrence of any of the foregoing shall, at the option of Bank, constitute grounds for terminating this Commitment and for accelerating any and all sums unpaid under the Loan.

23. ASSIGNMENT: NO THIRD PARTY BENEFICIARIES: This Commitment may not be assigned by Borrower Bank has the right at all times to assign the Loan or any part thereof to third parties and to otherwise participate the Loan or any part thereof to third parties. Monitoring, inspections and review of financial information by Bank may not be relied upon by Borrower or any other person or entity and shall be for the sole benefit of Bank. There are no third party beneficiaries of this Commitment and no person or entity other than Bank and Borrower shall be entitled to rely hereon or benefit herefrom.

24. APPLICABLE LAW: JURISDICTION: The Borrower and Guarantors agree that this Commitment and the Loan Documents shall be governed by and constituted under the laws of the State of Alabama. Borrower and Guarantor hereby acknowledge that (i) the negotiation, execution, and delivery of the Loan Documents constitutes the transaction of business within the State of Alabama, (ii) any cause of action arising under any of said Loan Documents will be a cause of action arising from such transaction of business, and
      (iii) Borrower and Guarantor understand, anticipate and foresee that any action for enforcement of the Loan or the Loan documents may be brought against them in the State of Alabama. To the extent allowed by law, Borrower and Guarantor hereby submit themselves to jurisdiction in the State of Alabama for any action or cause of action arising out of in connection with the Loan or the Loan Documents, agree that venue for any such action shall be in Jefferson County, Alabama, and waive any and all rights under the laws of any state to object to jurisdiction or venue within Jefferson County, Alabama. Notwithstanding the foregoing, nothing contained in this paragraph shall prevent Bank from bringing any action or exercising any rights against Borrower, any Guarantor, any security for the Loan, or any of Borrower's properties in any other county, state or jurisdiction. Initiating such action or proceeding or taking any such action in any other state shall in no event constitute a waiver by Bank of any of the foregoing.

25. SURVIVAL OF COMMITMENT: The terms and conditions of this Commitment shall survive the closing of the Loan; provided, however, that if any of the terms and conditions of this Commitment shall conflict with all of the terms and conditions of the Loan Documents, the terms and conditions of the Loan Documents shall prevail.

26. BORROWER-LENDER RELATIONSHIP: Nothing contained herein, or in any of the documents contemplated hereby, shall be deemed to render the Bank on the one hand, and the Borrower on the other hand partners or venturers for any purpose.

27. PLACE OF CLOSING: The Loan shall be closed, and the Loan Documents shall be executed in the State of Alabama.

28. RIDER: Additional provisions of these General Terms and Conditions, if any are set forth below or on a Rider attached hereto and made a part thereof.


================================================================================

         GEORGE R. REYNOLDS, JUDGE          MICHAEL F. BOLIN, JUDGE
                        PROBATE COURT OF JEFFERSON COUNTY
         BIRMINGHAM, ALABAMA 35263          BESSEMER, ALABAMA 35020
              (205) 325-5420                    (205) 481-4100


                                    04/20/94

CASE/BOOK/FILE NUMBER:   9/405/4597           INSTRUMENT  340             PR

      RECEIVED OF:   BERKOWITZ                             AMOUNT  $882.00

         EAGLE SUPPLY  INC.                        I CERTIFY THAT THIS DOCUMENT
         COMPASS BANK                              WAS FILED WITH DATE, TIME AND
          MTG. TAX:  825.00                                   GEORGE R. REYNOLDS
          DEED TAX:                                           JUDGE OF PROBATE
          FEE AMT:    57.00

     CHECK     BATCH NBR         989    TELLER 12              12:28 P.M.

                                        BY:

                                CLOSING STATEMENT

Lender:           Compass Bank

Borrower:         Eagle Supply, Inc.

Date:               April 20, 1994

Property:         Snow Drive
                  Birmingham, Alabama

LOAN PROCEEDS                                                        $550,000.00

Plus Cash From Borrower                                    $5,352.00
- -----------------------

Less Disbursement:
- ------------------

     Land Title                                             1,070.00
          (Insurance Premium)

     Phase I Assessment-Reliance Letter                        50.00

     Berkowitz, Lefkovits, Isom                             1,350.00
       & Kushner
          (Fees and Expenses, including
           federal express, facsimile and
           photocopying.)

     Appraisal                                              2,000.00

     Recording Fees                                           882.00
          (Mortgage, Probate Judge, Jefferson County)      ---------

Total Disbursements                                        $5,352.00

NET PROCEEDS AVAILABLE TO BORROWER:                                  $550,000.00

The foregoing statement has been examined and found to be correct, the disbursement of the loan proceeds as above stated is hereby authorized and directed. Receipt of the loan proceeds as above stated and a copy of this statement are hereby acknowledge by Borrower. Berkowitz, Lefkovits, Isom & Kushner, P.C. represents only the Lender in the within transaction and Borrower acknowledges that no advice or certificates have been made to the Borrower with regard to this Loan. If any of the costs or disbursements reflected above are based upon incorrect information or if any additional amounts are needed to close this loan in accordance with the terms of the loan commitment, Borrower agrees to pay the same immediately upon demand.

This statement can be signed in two or more counterparts.

LENDER:                                      BORROWER:
- -------                                      ---------

COMPASS BANK                                 EAGLE SUPPLY, INC.


By:/s/ Laura R. Clarke                       By:/s/ Frederick Friedman
   --------------------------                   -----------------------------
Its:  Sr. Com'l Loan Officer                 Its:   Vice President

STATE OF ALABAMA    )

JEFFERSON COUNTY    )

                          BORROWER'S CLOSING AFFIDAVIT

      WHEREAS, EAGLE SUPPLY, INC., a Florida corporation, located at 1301 Fourth Avenue, Tampa, Florida 33605 (the "Borrower"), has entered into an Agreement for financing with COMPASS BANK (the "Lender") as of April 20, 1994, providing for a mortgage loan (the "Loan") secured by a lien upon the real property described in Exhibit "A" attached hereto and made a part hereof (the "Property"); and

      WHEREAS, the following instruments, among others (the "Loan documents") have this day been duly executed and delivered to the Lender by the Borrower pursuant to the terms, provision and conditions of the Loan Agreement:

      1. Promissory Note of even date herewith (the "Note") made by the Borrower in the principal sum of Five hundred Fifty Thousand and 00/100 dollars ($550,000.00) and payable to the order of the Lender with interest at the rate or rates therein provided; and

      2. Future Advance Mortgage, Assignment of Rents and Leases and Security Agreement (the "Mortgage") of even date herewith, from the Borrower to the Lender, creating a lien on and security interest in the Property, securing the payment of the Note.

      NOW, THERFORE, the undersigned being first duly sworn, on oath, represents, warrants, and state as follows:

     1. There are no mechanics' or materialmen's liens, lienable bills, or other claims constituting or that may constitute a lien on the Property, or any part thereof.

      2. The Property and the use which the Borrower contemplates therefor comply with all applicable restrictive covenants, zoning ordinances, and building codes, all applicable health and environmental laws and regulations, and all other applicable laws, rules and regulation. The Borrower has obtained all requisite zoning, utility, health, and operating permits from the governmental authority or municipality having jurisdiction over the Property. All engineering specifications with respect to the Property are within applicable standards. The sanitary water supply, storm sewers, sanitary sewer service, water lines, electrical and gas facilities are available to the Property within the boundary lines of the Property, are sufficient to meet the reasonable needs of the Property as it is intended to be used. None of the Property is within a flood plain.

      3. The Property is free and clear from all liens and security interests except the lien and security interest created by the Mortgage and is not the subject of any financing statement filed in any public office except for the Mortgage.

      4. The Property is free and clear from all leases.

      5. No consent or approval of any regulatory body to the execution, delivery, or performance of the Loan Documents is required by law, except as may be specifically referred to therein.

      6. The undersigned is aware of no suits, proceedings, or investigations pending or threatened against or affecting the Borrower at law or in equity, or before or by any governmental or administrative agency or instrumentality, which, if adversely determined, would have a material adverse effect on the Property.

      7. There is no judgment, decree, or order of any court or governmental or administrative agency or instrumentality which has been issued against the Borrower and which has or may have any material adverse effort on the Property.

      8. The execution and the delivery of the Loan Documents do not contravene any law, order, decree, rule or regulation to which the Borrower or the Property is subject.

      9. The Borrower is solvent, is not bankrupt, is not contemplating nor has recently contemplated bankruptcy, receivership, or reorganization (nor is there any prospect of such), and there are no outstanding liens, suits, garnishments, bankruptcies, or court actions which could render Borrower insolvent or bankrupt.

      10. There has been no material adverse change, financial or otherwise, in the condition of the Borrower or in any feature of the Loan, from that therefore disclosed to Lender in writing or in other supporting data submitted therewith. All payment and accounts with respect to the Property are current and are not in default.

      11. Unless otherwise specifically permitted in the Loan Documents, the Borrower will not place any additional financing on the Property without the prior written consent of Lender.

      12. The execution and delivery by the Borrower of the Loan Documents will not violate any indenture, agreement, or other instrument to which the Borrower is a party or by which the Borrower or any of the Borrower's property is bound, or be in conflict with, result in the breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower, except as contemplated by the provisions of the Loan Documents, and no action or approval with respect thereto by any third person (except as otherwise specifically disclosed to Lender in the Loan Agreement and other supporting data therewith) is required.

      13. All documents necessary to authorize the Borrower to execute the Loan Documents and to engage in any transaction or business in connection with which the Loan is made have been duly authorized, executed, and filed with the appropriate governmental authorities having jurisdiction over the Borrower and the Property.

      14. The Borrow hereby certifies that it has thoroughly reviewed the provisions of the Note and the Mortgage and other Loan Documents executed and delivered by the Borrower in connection with the Loan, that it has been advised and represented by counsel of its own choice in said transaction and that it understands and consents to the provisions of such instruments.

      15. This affidavit is made by the undersigned for the purpose of inducing the Lender to consummate and close the transactions contemplated by the Loan.

      Executed and delivered this 20th day of April, 1994.

                                                BORROWER:

                                                EAGLE SUPPLY, INC.,
                                                A Florida corporation


                                                By: /s/Frederick Friedman, V.P.
                                                   ----------------------------
                                                   Its: Vice President


STATE OF NEW YORK   )
NY COUNTY           )

I, the undersigned authority, a Notary Public in and for said County, in said State, hereby certify that Frederick M. Friedman, whose name as Vice President of Eagle Supple, Inc., a Florida corporation, is signed to the foregoing BORROWER'S CLOSING AFFIDAVIT and who is known to me, acknowledged before me on this day that, being informed of the contents of the BORROWER'S CLOSING AFFIDAVIT, he, in his capacity as such officer and with full authority, executed the same voluntarily for and as the act of said corporation on the day the same bears date.

Given under my hand the 19th day of April, 1994.


                                                /s/ Lucille Manno
                                                -----------------------------
                                                Notary Public
                                                My Commission Expires 11/30/94

                                                            Lucille Manno
                                                Notary Public, State of New York
                                                         No. 01MA4518395

                                                  Qualified in Suffolk County
                                                  Commission Expires 11/30/94

                                   EXHIBIT "A"

                          LEGAL DESCRIPTION OF PROPERTY

A parcel of land located in the Southwest 1/4 of the Northeast 1/4 of Section 27, Township 18 South, Range 3 West, Jefferson County, Alabama, more particularly described as follows:

Commence at the Northwest corner of Section 27 , Township 18 South, Range 3 West and run Easterly 2,084.08 feet along the North line of said section to a point on the centerline of Oxmoor Road; thence right 91 (degrees) 47'45" and run Southerly 469.97 feet along said centerline to a point of intersection with the centerline extended of Snow Drive; thence left 91 (degrees) 47'45" and run Easterly 1,418.92 feet along said centerline of Snow Drive to a point of intersection with the centerline of a proposed 60-foot road right of way; thence right 90 (degrees) 00'00" and run Southerly 695.54 feet along said centerline to a point, said point being the point of beginning and the Southeast corner of a tract of land conveyed to the United States Postal Service as recorded in Real Volume 1524, page 419, in the Office of the Judge of Probate of Jefferson County; thence continue Southerly along said centerline 272.23 feet to a point on the centerline of a proposed 20 feet easement for drainage purposes; thence right 90 (degrees) 00'00" and run Northerly 272.23 feet to a point on the South line of said tract conveyed to the United States Postal Service; thence right 90 (degrees) 00'00" and run Easterly along the South line of said United States Postal Service tract 450.51 feet to the point of beginning.

Situated in Jefferson County, Alabama.


                                        3